UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

HyreCar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-248087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South Grand Avenue, Suite 1650 Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Compensation

On August 30, 2018, the Compensation Committee of the Board of Directors of HyreCar Inc. (the “Company”) approved new base compensation for certain executive officers of the Company, effective September 1, 2018, to be paid in accordance with the Company’s customary payroll practices. Mr. Joseph Furnari, the Company’s Chief Executive Officer will be paid $185,000 annually; Mr. Abhishek Arora, the Company’s Chief Technology Officer will be paid $180,000 annually; and Mr. Michael Furnari, the Company’s Chief Business Development Officer, will be paid $156,000 annually.

Reynolds Departure

Effective as of August 31, 2018, Elizabeth Reynolds resigned as Interim Chief Operating Officer of the Company. There were no disagreements between Ms. Reynolds and the Company on any matter.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYRECAR INC.

Date: August 31, 2018	By:	/s/ Joseph Furnari
Joseph Furnari
Chief Executive Officer

2